EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Form S-1/A of our report dated February 26, 2007 relating to the financial statements of Uranium Energy Corp. for the years ended December 31, 2006 and 2005 and our report dated May 31, 2005 relating to the financial statements for the year ended December 31, 2004 and to the reference to our firm under the caption "Experts" in the related Prospectus of Uranium Energy Corp.

"DMCL"

Dale Matheson Carr-Hilton LaBonte LLP
Chartered Accountants

Vancouver, Canada
April 4, 2008